UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2024

Date of Report (date of earliest event reported)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)

(44) 207-433-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jonathan Gear, Chief Executive Officer of Clarivate Plc (the “Company”) will depart from his position and step down as a member of the board of directors (the “Board”), effective August 9, 2024. Following such date, Mr. Gear will remain employed by the Company in a non-executive role until November 1, 2024. Mr. Gear’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 6, 2024, the Company announced that Matitiahu (Matti) Shem Tov, age 63, will assume the role of Chief Executive Officer and will join the Board, effective as of August 9, 2024. Mr. Shem Tov has over 30 years of global leadership experience with deep expertise in software, data, and analytics, as well as in driving innovation and growth. From June 2022 until March 2024, Mr. Shem Tov served as an operating partner at Lone View Capital, a private equity firm. Prior to that, Mr. Shem Tov served as Chief Executive Officer of ProQuest LLC (“ProQuest”), a provider of global data, analytics and software, to academic, research and national institutions, from September 2017 to June 2022, including for a period following the Company’s acquisition of ProQuest in December 2021. From 2003 until 2017, Mr. Shem Tov served as president and chief executive officer of Ex Libris Ltd., leading the company to become a prominent developer of cloud-based software solutions for academic, national, and research institutions worldwide. Prior to joining Ex Libris, Mr. Shem Tov served as president of Surecomp Limited, a global software company specializing in commercial banking solutions, after serving in various leadership roles across the company. Mr. Shem Tov received his Bachelor of Arts and Master of Business Administration from Bar-Ilan University.

There are no transactions between the Company and Mr. Shem Tov that are required to be disclosed under Item 404(a) of Regulation S-K.

The Company’s press release dated August 6, 2024 announcing these management changes is attached hereto as Exhibit 99.1.

Gear Separation Agreement

In connection with the transition of his role, on August 1, 2024, the Company entered into a separation agreement with Mr. Gear. Pursuant to the terms of the separation agreement, subject to his execution and non-revocation of a release of claims and continued compliance with the terms of his agreement (including his restrictive covenants), in connection with his termination of employment Mr. Gear will receive (i) lump-sum cash payments equal to $4,375,000, (ii) a lump sum payment representing reimbursement for the average monthly cost of COBRA for 18 months, (iii) a pro-rated target annual bonus for 2024, (iv) accelerated vesting of any unvested RSUs that would have vested within 18-months of his separation, (v) vesting of his 2022 and 2023 PSUs, subject to achievement of the applicable performance conditions and (vi) if applicable, a tax equalization payment to account for days of work in the United Kingdom.

Pursuant to the terms of his existing arrangements, Mr. Gear is subject to certain restrictive covenants, including 12-month post-termination non-compete and non-solicit obligations, a perpetual confidentiality obligation, a non-disparagement covenant and intellectual property assignment provisions.

The foregoing description of the separation agreement with Mr. Gear contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of his agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Chief Executive Officer Employment Agreement

In connection with his appointment as Chief Executive Officer, on August 1, 2024, the Company entered into an employment agreement with Mr. Shem Tov. The agreement provides that Mr. Shem Tov will receive an initial annual base salary of $900,000, a target annual bonus opportunity under the Company’s annual incentive plan equal to 100% of his base salary (pro-rated for 2024), an initial 2024 equity grant of 50% RSUs and 50% PSUs with a grant date target value equal to $3,500,000, eligibilitiy for a 2025 annual equity grant of 50% RSUs and 50% PSUs with a grant date target value equal to $6,000,000 (subject to his continued service through grant) and eligibility to participate in the other benefit plans generally made available to the Company’s senior executives, including the Company’s Executive Severance Plan. In addition, the agreement provides that on or around August 13, 2024, Mr. Shem Tov will receive a one-time equity sign-on bonus of RSU, with an aggregate grant date value of $500,000, which will vest, subject to Mr. Shem Tov’ service to the Company (with specified exceptions), on the first anniversary of the grant. In addition, if Mr. Shem Tov is required to relocate to London or New York, a pro-rata portion of his outstanding and unvested RSUs will accelerate, reflecting the period of time Mr. Shem Tov was employed in Israel.

The foregoing description of Mr. Shem Tov’s employment agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Executive Leadership Team Retention Awards

In order to incentivize certain Company executives to continue to support the Company’s ongoing operational initiatives in the near term and to remain employed through the transition in the executive leadership team, effective August 13, 2024 the Company awarded Jonathan Collins, Bar Veinstein, Henry Levy and Gordon Samson a grant of RSUs with a grant date fair value of $1,000,000 or, in the case of Mr. Collins, $2,000,000 (the “Retention Awards”). The Retention Awards will cliff-vest on the first anniversary of the grant date, subject to the grantee’s continued service through such date (with specified exceptions).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press release issued by Clarivate Plc dated August 6, 2024.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLARIVATE PLC

Date: August 6, 2024	By:	/s/ Melanie D. Margolin
	Name:	Melanie D. Margolin
	Title:	Executive Vice President, Chief Administrative and Legal Officer